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                                                                     Exhibit 3.1

                            MEMORANDUM OF ASSOCIATION

                                       OF

                           3012919 NOVA SCOTIA LIMITED



1.    The name of the Company is 3012919 NOVA SCOTIA LIMITED.

2. There are no restrictions on the objects and powers of the Company and the Company shall expressly have the following powers:

      (1) to sell or dispose of its undertaking, or a substantial part thereof;

      (2)   to distribute any of its property in specie among its members; and

      (3)   to amalgamate with any company or other body of persons.

3.    The liability of the members is limited.

4.    The Company proposes to issue:

      (a) 1,000,000 Class A Voting Common Shares with a par value of $0.0001 each;

      (b) 1,000,000 Class B Voting Common Shares with a par value of $6.7790 each;

      (c) 1,000,000 Class C Voting Common Shares with a par value of $1.8406 each;

      (d) 10,000,000 Class D Voting Common Shares without nominal or par value;

      (e) 10,000,000 Class E Non-Voting common shares without a nominal or par value; and

      (f) 10,000,000 Special Preferred Shares with a par value of $1.00 each, issuable in series;

      each having the rights, conditions, restrictions and limitations set out in Exhibit A-1 hereto, with power to divide the shares in the capital for the time being into classes or series and to attach thereto respectively any preferred, deferred or qualified rights, privileges or conditions, including restrictions on voting rights and including redemption, purchase and other acquisition of such shares, subject, however, to the provisions of the Companies Act (Nova Scotia).

      I, the undersigned, whose name, address and occupation are subscribed, am desirous of being formed into a company in pursuance of this Memorandum of Association, and I agree to
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take the number and kind of shares in the capital stock of the Company written opposite my name.


NAME, ADDRESS & OCCUPATION                   NO. & KIND OF SARES TAKEN OF
SUBSCRIBER                                              BY THE SUBSCRIBER
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

TOTAL SHARES TAKEN:  one common share
DATED this 22nd day of October, 1997.

Witness to the above signature:                 --------------------------------
                                                Name of Witness
                                                900-1959 Upper Water St.,
                                                Halifax, Nova Scotia, B3J 2X2
                                                --------------------------------
                                                Address


                                                --------------------------------
                                                Occupation
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                                   EXHIBIT A-1

                           3012919 NOVA SCOTIA LIMITED

      Class A Common Shares, Class B Common Shares, Class C Common Shares,
                 Class D Common Shares and Class E Common Shares

Conditions attaching to Class A Common Shares, Class B Common Shares, Class C Common Shares, Class D Common Shares and Class E Common Shares:

1. The Class A Common Shares, the Class B Common Shares, the Class C Common Shares, the Class D Common Shares and the Class E Common Shares shall rank equal, pari passu, share for share, with each other and entitle the respective holders thereof to the same rights and benefits except as otherwise provided for by these conditions.

2. The Class A Common Shares, the Class B Common Shares, the Class C Common Shares, and the Class D Common Shares shall carry the right to one vote per share at all meetings of the shareholders of the Company.

3. The holders of the Class E Common Shares shall not be entitled to receive notice of any meeting of the shareholders of the Company or to attend any such meeting or to vote thereat.

                            Special Preferred Shares

Rights, privileges, restrictions and conditions applicable to Special Preferred
Shares:

1.    Issuable in Series

      (a) The Special Preferred Shares may at any time and from time to time be issued in one or more series as determined by the Board of Directors of the Company (the "Directors").

2.    Directors' Authority to Issue in One or More Series

      (a) Before any shares of a particular series are issued, the Directors by resolution shall fix the number of shares in such series and shall determine, subject to any limitations set out in the articles, the designation, rights, privileges, restrictions and conditions to attach to the shares of such series including, without limiting or restricting the generality of the foregoing, the rate or- rates, amount or method or methods of calculation of preferential dividends, whether cumulative, non-cumulative or partially cumulative, and whether such rate(s), amount or method(s) of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the redemption price and terms and conditions of redemption (if any), the rights of retraction (if any), and the prices and other terms and conditions of any rights of retraction and whether any additional
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rights of retraction may be provided to such holders in the future, voting rights and conversion or exchange rights (if any) and any sinking fund, purchase fund or other provisions attaching thereto. Such resolution shall be the only authorization required to fix such designation, priorities, preferences, rights, privileges, restrictions and conditions and to authorize such issuance and no approval, sanction or confirmation of such resolution by the shareholders of the Company or otherwise shall be required.

3.    Ranking of Special Preferred Shares

      (a)   Dissolution

      The Special Preferred Shares of each series shall rank on a parity with the Special Preferred Shares of every other series with respect to priority in the distribution of assets of the Company in the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.

      (b)   Dividends

      Subject to any priorities with respect to dividends which may be attached to any series of Special Preferred Shares over any other series of Special Preferred Shares, the Special Preferred Shares of each series shall participate rateably with the Special Preferred Shares of every other series with respect to dividends.

      (c)   Redemption or Repurchase

      Subject to any redemption or repurchase rights which may from time to time be attached to any series of Special Preferred Shares, the Special Preferred Shares of each series shall participate rateably with the Special Preferred Shares of every other series with respect to redemption or repurchase rights.

      (d)   Voting Rights

      Except as hereinafter referred to or as otherwise provided by law or in accordance with any voting rights which may from time to time be attached to any series of Special Preferred Shares, the holders of the Special Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Company.

      (e)   Other Preferences

      The Special Preferred Shares of any series may also be given such other preferences not inconsistent with the provisions hereof over all classes of common shares in the capital stock of the Company and over any other shares ranking junior to the Special Preferred Shares as may be determined in the case of such series of Special Preferred Shares.


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4.    Approval of Holders of Special Preferred Shares

      (a) The rights, privileges, restrictions and conditions attaching to the Special Preferred Shares as a class may be added to, changed or removed but only with the approval of the holders of the Special Preferred Shares given as hereinafter specified.

      (b) The approval of the holders of Special Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Special Preferred Shares as a class or to any other matter requiring the consent of the holders of the Special Preferred Shares as a class may be given in such manner as may then be required by law, subject to a minimum requirement that such approval shall be given by resolution passed by the affirmative vote of at least three-quarters of the votes cast at a meeting of the holders of Special Preferred Shares duly called for that purpose. The formalities to be observed in respect of the giving of notice of any such meeting or any adjourned meeting and the conduct thereof shall be those from time to time required by the Companies Act (Nova Scotia) and prescribed in the Articles of the Company with respect to meetings of shareholders and modification of rights of shareholders. On every poll taken at a meeting of holders of Special Preferred Shares as a class, each holder entitled to vote thereat shall have one vote in respect of each $1 of the issue price of each Special Preferred Share held.


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